Exhibit 10.2

Equity Interest Transfer Agreement

This Agreement was entered by and among the following parties on March 16, 2020 in Hong Kong:

Party A: JIUJIU GROUP STOCK CO., LTD.

Authorized Director: Donghui Deng

Party B: ANGEL INTERNATIONAL INVESTMENT HOLDINGS LIMITED

Authorized Director: Kin Lam

Party C: VALLEY HOLDINGS LIMITED (referred to as “Target Company”)

Authorized Director: Kin Lam

Party D: FORTUNE VALLEY TREASURES, INC.

Authorized Director: Yumin Lin

WHEREAS:

1. Party A is a company incorporated and validly existing in Seychelles and a wholly-owned subsidiary of Party D.

2. The Target Company is a business company registered in Hong Kong. As of the date of this Agreement, Target Company’s registered capital is HK$1,000,000. Valley Foods Holdings (Guangzhou) Co., Ltd. is a limited company registered in China and is primarily engaged in food wholesale and food additives businesses. The Target Company holds 88.4367% of its shares. Valley Foods Holdings (Guangzhou) Co., Ltd. and its subsidiaries, Guangzhou Asia Pacific Food Technology Co., Ltd., Guangzhou Tianhui Trading Co., Ltd., Guangzhou China Food Internet of Things Service Co., Ltd., and Tianhui Food International Co., Ltd. are jointly referred to as “subsidiaries of the Target Company.”

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3. As of the execution date of this Agreement, Party B is the original shareholder of Target Company and holds 70% of equity interest of Target Company. The remaining 30% of the equity interest of Target Company is held by Xinyi Holdings Global Limited.

4. Party B agrees to transfer 70% of the equity interest of Target Company it holds to Party A in accordance with the terms of this Agreement, and Party A agrees to acquire such equity interest in accordance with the terms of this Agreement.

Regarding to the acquisition of 70% of the equity interest of Target Company held by Party B, the parties agreed to the terms of the Agreement as follows:

Article 1 Definition

1.1 Unless otherwise agreed in this Agreement, the following terms have the following meanings in this Agreement:

Party A	refers to	Jiujiu Group Stock Co., Ltd.
Target Company	refers to	Valley Holdings Limited, Including Its Subsidiaries
Party B	refers to	Angel International Investment Holdings Limited, the original shareholders which holds 70% of equity interest of Target Company on the execution date of this Agreement
SEC	refers to	the United States Securities and Exchange Commission.
The Transaction	refers to	Party A’s acquisition of 70% of equity interest in Target Company held by Party B
Target Securities	refers to	the 70% equity interest of Target Company held by Party B.
Consideration	refers to	the general term for the transaction consideration paid by Party A to acquire the Target Securities held by Party B in accordance with Section 2.5 of this Agreement.
Closing Date	refers to	the day that all Target Securities is transferred to Party A , which is the day as agreed by all parties in accordance with Section 2.7 of this Agreement.
Closing	refers to

As stipulated in Section 2.7, the parties have fulfilled their respective obligations under Section 27.7 to complete the purchase and sale of the Target Securities, and the Target Securities have been completely transferred to Party A under Party A’s internal corporate record.

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Auditor	refers to	the audit firm with relevant qualifications and engaged by Party A for the Transaction
Transition Period	refers to	the period from the execution date of this Agreement (including the date of execution) to the Closing (including the Closing Date).
Profit Commitment Period	refers to	From January 1, 2019 to December 31, 2019
Net Profit	refers to	the net profit attributable to Target Company and audited by the Auditor as assigned by Party A
Burden of Rights	refers to

any mortgage, pledge, lien, guarantee, burden of rights, property entrustment, priority, security interest, retention of title, beneficial right, trust arrangement, or other set, recognized and/or enforceable third party rights or claims of any nature in accordance with relevant laws.

Business Day	refers to	the normal business days of commercial banks in Hong Kong, except Saturday, Sunday and official holidays.
Deadline	refers to	April 30, 2020, or a later date and time agreed in writing by Party A and Party B
Force majeure	refers to

any affected party cannot reasonably control, do not expect or is unavoidable and cannot be overcome even if it can be expected, and it appears after the execution date of this Agreement, it makes it objectively impossible or impossible for the party to perform all or part of this Agreement. Such events include but not limited to, earthquakes, riots, wars, laws and regulations, and changes in the listing rules that are explicitly required by the SEC and announced to the public.

Fiscal Year	refers to	the year from January 1 to December 31.

1.2 In this Agreement, unless otherwise specified:

(1) the laws, regulations or related provisions mentioned in this Agreement include future interpretations, amendments or supplements to these laws, regulations or related provisions, and also include newly issued relevant laws replacing these laws, regulations and related supporting or supplemental regulations;

(2) “articles,” “sections” and “items” shall be the “articles,” “sections” and “items” of this Agreement; and

(3) the title of the provisions of this Agreement is only for reference, and does not affect the interpretation of this Agreement.

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Article 2 This Transaction

2.1 Party B has agreed to transfer its 70% equity interest of Target Company to Party A in accordance with the terms and conditions of this Agreement, and Party A has agreed acquire such equity interest in accordance with the terms and conditions of this Agreement and with Target Company’s representations and warranties.

2.2 The parties have agreed that after the following conditions have been met on or before the Deadline (or partially or wholly waived by Party A in writing), the parties shall complete the Closing in accordance with Section 2.7 of this Agreement.

2.2.1 According to Party A’s due diligence requirements, the information disclosed by Party B and Party C to Party A before the Closing, which includes but not limited to the history of Target Company and its subsidiaries, all certificates, licenses, permits and approval documents, financial information, customer information, claims and debts, arbitration and the litigation status, Right of Burden on the equity and all information related to the equity interest of the Target Company are true, accurate and complete. There are no concealment or misleading disclosures and statements and such information has been reviewed by Party A and is to its satisfaction.

2.2.2 Party B and Party C guarantee that all representations and warranties under this Agreement are true, complete, accurate and not misleading.

2.2.3 Completion of initial draft of 2019 audited consolidated annual report of Target Company.

2.2.4 Each of the management members of each subsidiary of Target Company shall enter into a non-competition agreement and a confidentiality agreement in accordance with Section 3.3.

2.2.5 All trademarks, copyrights and other intellectual property rights related to Target Company and its subsidiaries’ business operations will be transferred to Target Company before the completion of the Transaction.

2.3 Party A has the right to waive any of the conditions precedent listed in Section 2.2. To avoid discrepancies, apart from the above-mentioned conditions, the parties to this Agreement shall not be entitled to waive any of the conditions in Section 2.2. If the conditions listed in any of Section 2.2 are not fulfilled on or before the Deadline specified in this Agreement (or, if applicable, a written exemption), Party A or Party B may give written notice to the other party to terminate its obligations under this Agreement, and obtain immediate termination.

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2.4 If at any time Party B or Party C is aware of the facts or circumstances that may prevent a certain condition from being fulfilled, it shall immediately notify Party A in writing.

2.5 Consideration

2.5.1 Consideration and Valuation Basis

All parties have agreed that the Party B shall transfer its 70% of the equity of Target Company to Party A. After the completion of the Transaction, Party A will hold 70% of the equity interest of the Target Company.

2.5.2 All parties confirmed that the valuation of 70% of Target Company’s equity transfer is as follows:

(1) Target Company and Party B have fully, truthfully and completely disclosed Target Company’s and its subsidiaries’ assets, liabilities, equity, external guarantees and all relevant information related to this Agreement to the Party A in writing. The assets owned by Target Company and its subsidiaries do not have significant defects.

(2) The Target Company and Party B warrant that Target Company and its subsidiaries will generate a Net Profit of no less than HK$5 million for the 2019 audited consolidated annual statement. In addition, when Mr. Kin Lam remains as the general manager and executive director of the Target Company, Target Company warrants that in addition to the above-mentioned profit covenant, Target Company’s Net Profit will increase no less than 10% every fiscal year compared to the prior year for the following five years after the Profit Commitment Period.

On the basis of the above-mentioned promised Net Profit, all parties agreed to calculate the valuation of 70% of the equity of Target Company at US$ 14 million. If Target Company and its subsidiaries’ audited consolidated Net Profit for the 2019 is less than HK$5 million, the parties will negotiate the Consideration separately.

2.6 Issuance of Shares

All parties agree that, upon completion of the Closing for the Transaction, and within 30 Business Days after the issuance of the 2019 audit report of Target Company, Party D shall issue the shares of common stock to Party B. The number of the shares that Party D shall issue to Party B or its designated party is calculated as follows.

(i) The issuance price is the closing price of the stock one Business Day before the Closing Date.

(ii) According to the above issuance price, the number of shares and the total equivalent value that Party D shall issue to Party B as follows:

(a) US$14 million, provided that the Net Profit from the 2019 annual audit report of Target Company and its subsidiaries is not less than HK$5 million; or

(b) another consideration that is agreed by parties, in the event that the Net Profit of the consolidated statements of Target Company and its subsidiaries for the 2019 annual audit report is less than HK$ 5 million.

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The parties have agreed that the issuance of shares shall be performed in accordance with the agreed standards above, and Party D and the Party B or its designated party shall enter into a subscription agreements. Party B is committed to cooperate with the audit work of the Auditor appointed by Party A and Party D and provide all necessary and prompt assistance to Party D for consolidation of Target Company’s financial statements and preparation of reports required by the SEC.

2.7 Closing

After all the conditions listed in Section 2.2 have been fulfilled (or, if applicable, waived in writing), the parties shall conduct the Closing within 30 Business Days before 5pm at Party A’s office, whose address is 13th floor, Building B1, Qiaoxiang Road, Nanshan District, Shenzhen, Guangdong or at other time or place as agreed by the parties to complete the Closing. All of the following matters shall be handled at the time of Closing:

2.7.1 Party B shall transfer or facilitate to transfer to Party A documents, including but not limited to the following:

(1) A share transfer letter, duly signed by Party B, and sales documents and/or other relevant documents regarding the transfer of Target Securities to Party A as the beneficiary and to give Party A legal ownership of the Target Securities as a registered shareholder of the Target Securities;

(2) Original stock certificate of the Target Securities;

(3) A copy of the board resolutions for matters properly convened and approved in the meeting of Target Company’s board of directors, with the signature from one of the directors to certify its validity, the contents of which shall be to:

(i) approve the transfer of the Target Securities to Party A and register the transfer; and

(ii) (If requested by Party A) accept Target Company’s appointment of personnel nominated by Party A as directors, and these appointments will take effect upon completion of the Closing.

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Article 3 Corporate Governance and Non-Competition

3.1 After completion of the Transaction, Target Company will become Party A’s controlled subsidiary.

3.2 All parties agree that after the completion of the Transaction, the employment of Target Company and its subsidiaries will not change (except for the corresponding adjustments made in accordance with the relevant provisions of laws and regulations and the requirements of regulatory authorities).

3.3 In order to ensure the continuous and stable operation of Target Company and its subsidiaries, the management team members of Target Company and its subsidiaries shall enter into employment agreements, pursuant to the requirement by Party A. The term of the employment agreement shall include the rest of the current fiscal year after the Closing and three subsequent fiscal years. Non-competition agreements need to be signed with the management team members before the Closing. The aforementioned personnel, without prior written consent of Party A or Target Company, shall not use any means (including but not limited to operating, investing, cooperating with, working part-time for themselves or others) during the term of the employment agreement signed with Target Company and within 2 years from the date of termination of employment with Party A or Target Company, this includes:

(i) the aforementioned personnel shall not operate, engage in or use any means to assist the same, similar or competitive relationship business (directly or indirectly) with Party A, Party D, Target Company and its subsidiaries in Hong Kong and China. They shall not have business interest (except for holding 10% or less equity interests) in same, similar or competitive business or conduct unfair related party transactions.

(ii) solicit or induce personnel who have business dealings with Party A or Target Company within five years before the date of signing the labor contract and/or during the term of the labor contract, instigate or work hard to make such persons to stop dealing with Party A or Target Company;

(iii) use or disclose to others the business secrets of Party A or Target Company (including but not limited to customer information and intellectual property rights), so as to affect the interests of Party A or Target Company, except the information required by law, the SEC or other regulatory agencies to disclose, and information that has become publicly known not because such persons have breached the above commitments. When such personnel are required to disclose relevant information by law, the SEC, or other regulatory agencies, they must notify Party A or Target Company before the disclosure of the information, as long as permitted by relevant laws.

If the aforementioned personnel violates the rules and regulations of Target Company, dereliction of duty or private malpractice and damages the interests of Party A or Target Company, or meets the conditions for termination of the labor contract or termination conditions of the labor contract stipulated by local laws and regulations, Target Company shall terminate the employment agreement signed by such personnel and require the aforementioned personnel to compensate all losses suffered by Party A or the companies.

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3.4 After the transfer of the Target Securities, Kin Lam will remain as the executive director and general manager of Target Company. Party A will assign its professional financial personnel to guide Target Company to cooperate with Party D for financial compliance work as a listed company.

Party A and Party B will strive to ensure the stability of Target Company’s personnel and operations, and make the best use of their respective advantages to help increase Target Company’s performance.

3.5 After the transfer of the Target Securities, the management of the Target Company will diligently perform its operational management responsibilities, and submit the three-year plan and annual budget plan of Target Company to Party A within 90 days after signing of this Agreement. In addition, they are to develop management performance appraisal plan according to the strategic plan and annual targets.

Article 4 Closing and Profit Distribution

4.1 Within three years from the execution of this Agreement, Target Company shall not make any profit distribution. The profit will be used for the future working capital.

4.2 The parties to this Agreement have agreed to make every effort to cooperate and take all measures (including but not limited to signing or procuring a third party to sign any document, making an application and obtaining any relevant approvals, consents or permits, or completing any relevant registration and filing procedures) to ensure that the Closing is in time, legal and valid.

Article 5 Party A’s Representations and Warranties

5.1 The representations and warranties made by Party A in this Article are true and accurate. Party B may rely on such representations and warranties to enter into this Agreement.

5.2 Party A is a company legally established and validly existing in accordance with laws in Seychelles. It has full legal rights to sign, perform and complete the Transaction described in this Agreement, and has obtained appropriate authorization to perform all necessary actions

5.3 To perform this Agreement and complete the Transaction, Party A will not:

(1) violate any provisions of Party A’s organizational documents;

(2) violate the terms or provisions of any binding agreement or documents, of which Party A is a party;

(3) violate any laws, regulations or regulatory documents applicable to Party A.

5.4 In order to successfully complete this Transaction, Party A shall provide active and sufficient cooperation and assistance in matters that are necessary.

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Article 6 Party B’s and Target Company’s Representations and Warranties

6.1 The representations and warranties made by Party B and Target Company in this Article are true and accurate. Party A may rely on such representations and warranties to enter into this Agreement.

6.2 Party B and Target Company have full capacity for civil conduct, full legal rights to sign, perform and complete the Transaction contemplated by this Agreement, and have obtained appropriate authorization to perform all necessary actions. Party B and Target Company guarantee that they have all the rights and authorization to enter into this Agreement and perform their obligations under this Agreement, and have obtained the approval from the relevant board meeting.

6.3 Party B and Target Company represent and warrant that the Target Company and its subsidiaries are validly established, existing and authorized to conduct businesses and there is no material adverse event that will interfere or adversely affect their operations. Up until the date of the Closing, there is no outstanding, unfulfilled or foreseeable compensation, fines, penalty, judgement, or decision or penalty due to the misconduct of Target Company and its subsidiaries.

6.4 Party B and Target Company represent and warrant that the Target Company and its subsidiaries have not entered into or made any agreement or arrangement to dispose of any of its important assets or place any equity burden on it.

6.5 Party B represents and warrants that the equity to be transferred to Party A is the true capital contribution of Party B in Target Company, its legally owned equity, and it has full disposal rights, and there are no other interest arrangements such as holding shares on behalf of others. Party B represents and warrants that there is no mortgages, pledges or guarantees on the transferred equity, and indemnity from any recourse by any third party. Party B and Target Company represent and warrant that the Transaction to Party A has obtained the consent of other shareholders of Target Company.

6.6 To perform this Agreement and complete the Transaction contemplated by this Agreement, neither Party B nor Target Company will:

(1) violate the terms or regulations of any binding agreement or document of which it is a party; or

(2) violate any laws, regulations or regulatory are applicable to that party.

6.7 Prior to the closing, Party B legally holds the Target Securities, and there is no pledge, judicial freeze or other restrictions on the transfer of the Target Securities. Party B has the right to transfer the equity interest to Party A.

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6.8 The information or materials provided by Party B and Target Company to Party A for the Transaction are true, accurate and complete.

6.9 Party A and Target Company represent and warrant that they have authorization and qualifications necessary for the operations, and complied with relevant laws and regulations in all aspects of operations. There is no violation of any relevant Chinese and Hong Kong laws and regulations that may materially and adversely affect the Transaction. There is no outstanding, unfulfilled or foreseeable major investigation, judgement, decision or penalty. Except as otherwise provided for in this Agreement, any damage, compensation, fines and compensation due to any misconduct of Target Company and its subsidiaries before the Closing (including but not limited to violations of laws in the fields of tax, industry and commerce, product quality, environmental protection, intellectual property rights, social insurance, housing fund, intellectual property rights and so on) shall be borne by Party B.

6.10 Except for the liabilities reflected in the financial statements provided by Party B and Target Company to Party A, Target Company and its subsidiaries do not have any other liabilities (including existing liabilities and contingent liabilities arising from Target Company and its subsidiaries providing guarantees, mortgages, pledges or other forms of guarantees). If Target Company and its subsidiaries have other liabilities not disclosed by Party B or any fines, penalties, compensations, taxes payable and other liabilities assumed by Target Company and its subsidiaries due to facts or reasons that occurred or existed before the closing date, Party B shall be responsible.

6.11 Party B warrants that Party B and other enterprises under its control will not engage in businesses that will compete with Party A, Party D, Target Company and its subsidiaries. If Party B and its affiliates involve in the main business of Target Company and its subsidiaries, they should transfer the business and relevant rights and interests to Target Company and its subsidiaries as required by Party A. The companies competing in the industry, Guangzhou Huiren Food Co., Ltd., Guangzhou Weien Trading Co., Ltd., and Guangzhou Anjia Catering Co., Ltd., will merge their business into Target Company within 30 days from the completion of the Closing.

6.12 Party B and Target Company warrant that the Target Securities will be transferred to Party A within the agreed time. Party B and Target Company shall provide active and full cooperation and assistance in the transfer

6.13 Party B represents and warrants that the 30% shareholder of the Target Company, Xinyi Holdings Global Limited, does not have piggy-back rights and has no objection to the Transaction.

Article 7 Taxes and Fees

7.1 Regardless of whether the Transaction is completed or not, all costs and expenses incurred by the parties due to the transaction (including consultant fees paid to intermediaries such as financial consultants and counsels) shall be paid by their own.

7.2 Regarding stamp duty payable on the purchase and sale of the Target Securities will be borne by Party B.

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Article 8 Confidentiality

8.1 The parties agree that the following information or documents shall be kept in strict confidence by the parties from the date of execution of this Agreement to the date when the Transaction is disclosed in accordance with the law after the execution of legal procedures.

(1) All the information related to this Agreement, including but not limited to the transaction plan, commercial conditions (intent), negotiation process and content, and the information that the parties to the Transaction have learned before and during the process to enter into this Agreement;

(2) All documents and materials in this Agreement, including but not limited to any documents, materials, data, contracts, financial reports and so on.

(3) Other information and documents that will lead to market rumors, stock price fluctuations and other abnormal conditions once leaked or disclosed.

8.2 Without the prior written consent of the other parties to this Agreement, neither party shall disclose the above information and documents to third parties. The parties to the Transaction shall take necessary actions to limit the disclosure of the above information and documents to only those involved in the Transaction, and require such persons to strictly abide by the provisions of this Article.

8.3 The following shall not be deemed as disclosure or disclosure of information and documents:

(1) the information and documents disclosed were known to the public before disclosure;

(2) disclosure pursuant to a mandatory requirement of law, regulation or normative document, or a decision, order or requirement of a competent government agency (such as the SEC), or a judgment, order or award of a court or arbitration institution;

(3) for the purpose of entering into and performing this Agreement, the disclosure to each intermediary agency before and/or after hiring each intermediary agency (including independent financial consultants, auditors, assessors and counsels).

Article 9 Force Majeure

9.1 If any party to this Agreement is unable to perform this Agreement due to any occurrence of force majeure after the signing of this Agreement, the party affected by force majeure shall notify the other party within ten Business Days from the date on which the force majeure occurs, and such notice shall specify the occurrence of the force majeure and declare the event as force majeure. At the same time, the party affected by the force majeure shall try its best to take measures to reduce the losses caused by the force majeure and protect the legitimate rights and interests of the other party. Force majeure refers to unforeseeable, unavoidable and insurmountable objective circumstances when the Agreement is entered into.

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9.2 In the event of force majeure, the parties to the Transaction shall discuss to determine whether this Agreement will continue to be performed, postponed or terminated. After the elimination of force majeure, if this Agreement can still be performed, the parties shall still be obliged to take reasonable and feasible actions to perform this Agreement. The party affected by force majeure shall send a notice of the elimination of force majeure to the other party as soon as possible, and the other party shall confirm upon receipt of the notice.

9.3 In the event of force majeure that renders this Agreement unenforceable, this Agreement will terminate and the party suffering from force majeure shall not be liable for the foregoing termination of this Agreement. If the performance of this Agreement is partially unable or delayed due to force majeure, the party affected by the force majeure shall not be liable for any breach of this Agreement.

Article 10 Breach of Contract

10.1 After this Agreement takes effect, if Party A fails to pay the consideration within the agreed period in accordance with Section 2.6, it shall pay a liquidated damages to Party B at the rate of 0.05% per day of the unpaid amount.

10.2 After this Agreement takes effect, if the registration of the Transaction does not complete within the required period due to Party B’s fault, Party B shall bear the liquidated damages at the rate of 0.05% per day of the Consideration that Party A has paid to the Party B.

10.3 Unless otherwise provided for in the terms of this Agreement, if either party breaches its obligations under this Agreement or the representations and warranties made herein, the other party shall have the right to require it to perform the corresponding obligations or/and take necessary measures to ensure that it complies with the representations or warranties made herein. In case of any loss caused to Party B due to Party A’s violation of obligations hereunder or its representations and warranties, Party A shall indemnify Party B for all losses (including reasonable expenses incurred by Party B to avoid losses). In case of any loss caused to Party A due to any breach of obligations hereunder or any representations or warranties made by either party, the breaching party shall indemnify the other party for all losses caused to Party A (including reasonable expenses incurred by Party A to avoid losses).

10.4 For the purpose of this Agreement, the parties to this Agreement further declare that if the performance of this Agreement is delayed or impossible due to acts of approval or permission of regulatory authorities, competent authorities or relevant government departments, or changes in laws and policies, the inability to performance shall not be regarded as a breach of the contract by the party, and the parties shall negotiate and facilitate the continued performance of the transaction in a reasonable and legal manner.

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10.5 Under this Agreement, Party B shall be jointly and severally liable for the profit compensation obligations and breach of contract obligations of Party A, Party D and the other parties; Party A and Party D shall bear joint and several liability to Party B and Part C for any of their responsibilities/obligations under this Agreement.

Article 11 Applicable Laws and Dispute Resolution

11.1 The interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

11.2 Any disputes arising out of or in connection with this Agreement shall first be resolved through friendly negotiation. If it cannot be settled through negotiation, either party has the right to submit the dispute to the Hong Kong International Arbitration Center for arbitration or Hong Kong court for adjudication.

11.3 Except for the terms of the dispute, the validity of other terms of this Agreement will not be affected during the settlement of the dispute.

Article 12 Effectiveness

This Agreement shall come into force upon being signed and sealed by the authorized representatives of each party.

Article 13 Miscellaneous

13.1 The termination or invalidity of certain or partial provisions hereof in accordance with the law or in accordance with the provisions hereof shall not affect the validity of other provisions hereof.

13.2 This Agreement constitutes the entire agreement of the parties to the Transaction on matters related to this Agreement and replaces any agreement, statement, memorandum, correspondence or any other document made prior to this Agreement.

13.3 Except as otherwise agreed herein, no party in this Agreement may in any way assign all or part of its rights, rights, responsibilities, or obligations under this Agreement without the prior written consent of the other parties.

13.4 Unless otherwise provided by laws and regulations or a party expressly waives its rights, if any party fails to exercise or delays the exercise of any of its rights under this Agreement, it does not constitute a waiver of those rights by that party.

13.5 This Agreement has five originals copies, two for Party A and one for each party. Each original copy shall have the same legal effect.

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13.6 Party B hereby irrevocably designates Mr. Chan Tak Hung (Address Room 801, 8th Floor, Assun Pacific Centre, 41 Tsun Yip Street, Kwun Tong, Kowloon, Hong Kong) as its agent (the “Document Receiving Agent”) on its behalf in Hong Kong to receive and confirm the service of any writ, subpoena, order, judgment or other notice of legal process (collectively referred to as “Legal Notice”). If document is sent to the receiving agent or by registered mail to the above or known latest address 2 Business Days after posting, or if there is a mailbox at the above or known latest address, a writ and/or any other relevant documents are inserted into the mailbox (whether it is delivered to Party B or received by Party B), such delivery shall be deemed as complete. If for any reason the document receiving agent cannot continue to act as the agent for Party B, Party B shall appoint another agent in Hong Kong for the same purpose, and notify the other parties of this appointment. Unless the notification on the appointment of a new agent is deemed to have been received by the other parties in this Agreement, any legal notice if properly delivered to the document receiving agent, shall be deemed to have been properly delivered to Party B in accordance with the law.

13.7 Each party hereby declares and confirms that before signing this Agreement, all parties have sufficient opportunity and time to hire a legal counsel and have sufficient opportunity to discuss and review the contents of this Agreement with their respective counsels. The parties further state and confirm that they had sufficient time to review the contents of this Agreement and have voluntarily entered into this Agreement.

(Signature Page Follows)

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(This page is the signature page of the Equity Interest Transfer Agreement.)

Party A:JIUJIU GROUP STOCK CO., LTD.

Authorized Director: /s/ Donghui Deng

Party B: ANGEL INTERNATIONAL INVESTMENT HOLDINGS LIMITED

Authorized Director: /s/ Kin Lam

Party C: VALLEY HOLDINGS LIMITED

Authorized Director: /s/ Kin Lam

Party D: FORTUNE VALLEY TREASURES, INC.

Authorized Director: /s/ Yumin Lin

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